SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

AMG FUNDS IV

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CFS DATA INPUT IN WHITE SPACE

EXTREMELY IMPORTANT

Reference Number:

Re: Your investment in one or more AMG Funds

Dear Shareholder:

We have been trying to contact you regarding a time-sensitive matter pertaining to your investment. This letter was sent because you held shares in the fund(s) on the record date and we have not received your vote.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time. You will not be asked for confidential information and your call will be recorded for your protection.

Please contact us toll-free at 1-866-875-8612. between 10:00 a.m. and 11:00 p.m. EST, Monday through Thursday, between 10:00 a.m. and 5:00 p.m. EST on Friday and between 12:00 p.m. and 6:00 p.m. EST on Saturday. Please respond as soon as possible. At the time of the call, please use the Reference Number listed above.

Thank you in advance for your participation.

AMG_CTA_2021